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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 11, 1997 on Simon Marketing, Inc. and Subsidiaries Consolidated Financial Statements as of November 30, 1996, which is included in this Form 8-K/A. It should be noted that we have not audited any financial statements of the company or its subsidiaries subsequent to November 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                                      /s/ Arthur Andersen LLP
                                                      -------------------------
                                                          Arthur Andersen LLP


Los Angeles, California
July 21, 1997



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